Exhibit 99.1

Press Release

Contact:

Dan Madden

SVP Finance and Investor Relations

(408) 428-7929

dmadden@symmetricom.com

Symmetricom Announces David Côté as New President and Chief Executive Officer

25 Years of Success in Growth-Oriented Technology Companies

SAN JOSE, Calif. — July 27, 2009 — Symmetricom, Inc. (NASDAQ: SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today announced that David Côté has been named president and chief executive officer, effective August 3, 2009.

“We are delighted to welcome Dave as Symmetricom’s new chief executive officer,” said Robert Clarkson, chairman of the board of Symmetricom. “His solid record as a visionary and a results-driven leader, demonstrated most recently by five years of record revenue and earnings growth at Packeteer, is a perfect match for Symmetricom. We believe Dave’s experience will be a tremendous asset in driving our current growth initiatives in the evolving wireless, cable and specialized defense communications markets and in the identification and pursuit of promising new opportunities.”

Mr. Côté has 25 years of executive leadership in growth-oriented technology companies. He served as CEO and president of Packeteer, a publicly-traded communications company specializing in WAN optimization, from 2002 to June 2008 when it merged with Blue Coat. From 1997 to 2002, Mr. Côté was General Manager and Senior Vice President, Worldwide Marketing for IDT, where he founded and grew a major new division and executed a successful repositioning of the company. Previously, he held marketing leadership positions at ZeitNet (sold to Cabletron) and earlier at SynOptics (Nortel Networks), where he was a key contributor to the company’s accelerated growth. Prior to that, Mr. Côté spent ten years at Apple Computer in a number of marketing roles.

“I am excited to be joining Symmetricom at this time,” said Côté. “The company’s strong financial and market position, backed by its world-renowned timing technologies and expertise, offers a stable yet dynamic and opportunity-rich environment, which is an ideal combination for success. The company’s aggressive efforts to reduce its cost structure and enhance its business model over the last year provide a solid foundation to achieve profitable growth and a larger global footprint over the coming years.”

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), IEEE 1588 (Precision Time Protocol), and others supporting the world’s migration to Next Generation Networks (NGN). Symmetricom’s QoE video quality management solutions provide the tools necessary to accurately monitor and analyze video quality and bring higher satisfaction levels to the end user. Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit http://www.symmetricom.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning Symmetricom’s future business and profitability. Symmetricom’s actual results could differ materially from those estimated in these forward-looking statements. Factors that could cause actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent reports on Forms 10-Q and Forms 8-K. Any and all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

SYMM-G

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